EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2010 Stock Incentive Option Plan, of our report dated April 15, 2009, with respect to our audit of the financial statements of Legacy Wine & Spirits International Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada

February 8, 2010